UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2009

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSET.

(a) On October 27, 2009, we acquired all of the issued and outstanding shares of common stock of Resource Protection Services GmBH, a corporation organized under the laws of Germany.

(b) We acquired all of the issued and outstanding shares of common stock of Resource Protection Services GmBH, a company engaged in the business of recycling and salvage. Resource's technology includes processes and procedures to manufacture rubber talc. Rubber talc is a ine powder and is used in various products.

(c) We purchased the shares from John Rossi and Igor Plahuta. Each owned 12,500 shares of common stock of Resource and the 25,000 shares constituted all of Resource's issued and outstanding shares. There are no relationships other than those related to the transaction between Mr. Rossi and Mr. Plahuta and the Company or any of its affiliates, directors, and officers.

(d) To acquire the 25,000 shares the Company issued a total of 27,829,291 shares of its common stock options to acquire 100,000,000 shares of common stock for a term of five years at a price(s) to be determined based on one-tenth of the closing ask price for ten trading days prior to the exercise of the option. The terms resulted from negotiations between the Company and Mr. Rossi and Mr. Plahuta.

(e) This sub-item does not apply.

(f) This sub-item does not apply.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

(a) A change in control of the Company has occurred.

(1) Identify of the persons who acquired control.

Mr. John Rossi and Mr. Igor Plahuta through the issuance of 27,829,291 and Mr. Rossi's Agreement with Mr. John Brewer to purchase 23,046,011 shares of common stock of the Company and Mr. Brewer's granting of an irrevocable proxy to Mr. Rossi to vote those 23,046,011 shares, which Agreement and Proxy expire on March 10, 2010, acquired control of the Company.

(2) Date and description of transaction(s) which resulted in change of control.

On October 27, 2009, the Company's acquisition of Resource was finalized and closed and in that transaction 27,829,291 shares were authorized to be issued to Mr. Rossi and Mr. Plahuta. On that same date Mr. John Brewer granted a proxy to Mr. Rossi to vote 23,046,011 of his common stock of the Company.

(3) Basis of the control, including the percentage of voting securities of the registrant now beneficially owned directly or indirectly by the person(s) who acquired control.

Mr. Rossi and Mr. Plahuta by these transactions acquired voting rights to 50,875,302 of the approximately **** shares of common stock issued and outstanding. In addition, Mr. Rossi and Mr. Plahuta each has an option to acquire 50,000,000 shares of the Company's common stock. The options have a term of approximately five years and expire on November 1, 2014, but the options can not be exercised until the authorized capital of the Company is increased to not less than 220,000,000 shares of common stock.

On October 27, 2009, Mr. Rossi and Mr. Plahuta were appointed directors of the Company. The Company has three other directors, Messrs Brewer, Shepard and Anderson.

(4) The Amount of consideration used by such person(s).

Mr. Rossi and Mr. Plahuta exchanged 25,000 shares of Resource Protection Service GmBH for the options and the 27,829,291 shares of common stock.

                (5) The source of funds used by such person(s).

                No funds were used to acquire control.

                (6) The identity of the person from whom control was assumed.

                Previously Mr. John Brewer had control of the registrant.

(7) Any arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

                (8) If the registrant was a shell company.

                This item is not applicable.

(b) Furnish the information required by Item 403(c) of Regulation S-K.

Changes in control. Describe any arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

The registrant knows of no arrangements or pledges, other than as disclosed herein, that at a subsequent date would result in a change in control of the registrant.

ITEM 9.01 (c) Exhibits.

Exhibit No.	Description	Location

2.1	Stock Purchase Agreement	This filing
2.2	Certified resolution appointing John Rossi and Igor Plahuta as directors.	This filing
2.3	Certified resolution authorizing the issuance of 27.829.291 shares and options to purchase 100,000,000 shares of common stock.	This filing
2.4	Certifications relating to corporate status and issued shares of common stock.	This filing
2.5	Form of Proxy from John Brewer to John Rossi for 23,046,011 shares of common stock expiring on March 10, 2010.	This filing
2.6	Good standing certification for Resource Protection Services GmBH.	This filing
2.7	Transfer of 25,000 shares of Resource Protection Services GmBH.	This filing, included in Exhibit 2.6
2.8	Extension Agreement with Giant Tire Recyclers, Inc.	This filing, included in Exhibit 2.6
2.9	Registry officer certification regarding Resource Protection Services.	This filing, included in Exhibit 2.6
2.10	Form of option	This filing

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: November 2, 2009	By:	/s/ Matthew Shepard
Matthew Shepard, President